TROUT, EBERSOLE & GROFF, LLP
                           CERTIFIED PUBLIC ACCOUNTANTS
                          -----------------------------
                                1705 Oregon Pike
                          Lancaster, Pennsylvania  17601
                                 (717) 569-2900
                           Fax   (717) 569-0141


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement on Form S-8, relating to the Union National Financial Corporation 1988 Stock Incentive Plan, the Union National Financial Corporation 1997 Employee Stock Purchase Plan, and the Union National Financial Corporation 1997 Stock Incentive Plan, of our report dated January 17, 1997, with respect to the consolidated financial statements of Union National Financial Corporation (the "Corporation), incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and filed with the Securities and Exchange Commission.



                                          /s/ Trout, Ebersole & Groff, LLP
                                          ---------------------------------
                                          TROUT, EBERSOLE & GROFF, LLP
                                          Certified Public Accountants

May 22, 1997
Lancaster, Pennsylvania